FOR IMMEDIATE RELEASE
Media Contact: Stacey Corso
510.735.2667
scorso@ziprealty.com

ZipRealty Reports First Quarter 2013 Results

•	Net revenue of $15.4 million and Adjusted EBITDA loss of $1.3 million, consistent with first quarter outlook
•	Same-market transaction revenue down 0.6% 1Q 2013 compared to 1Q 2012 as ZipRealty agent count increases from year-end 2012
•	Powered by Zip network continues to expand, adding 16th broker partner

EMERYVILLE, Calif., May 7, 2013 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the most prominent online real estate brokerage company and technology provider in the United States, serving 19 metropolitan markets through its company owned-and-operated real estate brokerage and an additional 16 markets through its Powered by Zip network, today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013

Net revenues were $15.4 million, a 4% decrease from the $16.1 million reported in the first quarter last year. On a same-market basis, net revenues of $15.4 million decreased 0.6% from the same-market net revenues of $15.5 million in the first quarter last year. The Company’s net loss for the quarter was $2.2 million, or a net loss of $0.10 per share, compared to a net loss of $3.1 million, or $0.15 per share in the first quarter of 2012. Adjusted EBITDA for the quarter was negative $1.3 million, approximately a 5% improvement over that of the prior year.

Lanny Baker, Chief Executive Officer and President of ZipRealty, commented, “ZipRealty’s first quarter financial results matched our expectations and position us to achieve our full year objectives. Key early indicators for our business – customer traffic, agent count and home price trends – are showing encouraging momentum and, based on current information, we expect year-to-year revenue comparisons to be positive starting in the second quarter. We are executing on product, marketing and recruiting priorities to accelerate revenue growth as the year progresses, and we anticipate that Adjusted EBITDA will be positive for the full year 2013.”

•	Total unique visitors to ZipRealty’s web and mobile properties grew 8% year-to-year in the first quarter to a monthly average of 2.7 million real estate consumers.

•	New registered users in the first quarter of 2013 increased 27% over the same quarter of last year, and Client Introductions per Agent reached a two-year high during the quarter.

•	The number of ZipRealty agents increased by 2% compared to the start of the year, fueled by the largest number of new hires since the first quarter of 2011.

•	Including agents within the Powered by Zip network, the total number of agents served is now 13% greater than it was a year ago.

•	The average home sale price for ZipRealty’s closed transactions was $256,000 in the first quarter of 2013, a 14% increase from $226,000 in the prior year on a same market basis.

Mr. Baker continued, “ZipRealty offers consumers a complete and reliable real estate solution – from accurate and timely home listings information to world-class mobile and web technology, and includes the personalized service of local agents who stay fully attuned to our customers’ needs by virtue of ZipRealty’s unique customer service platform. The appeal of ZipRealty’s solution is reflected in our consumer traffic growth, increasingly successful agent recruitment, and the continued expansion of the Powered by Zip network,” he said.

“By expanding the productive agent force within our owned and operated brokerage and simultaneously extending the market penetration of our technology platform with partners in new local areas we intend to increase overall transaction volume and total revenue,” continued Mr. Baker. “Operationally, we are focused on execution within our brokerage business and on innovation and evolution within our Powered by Zip business. Across every department, our strategy is to advance ZipRealty’s real estate brokerage technology leadership and to capitalize on a uniquely relevant and valuable service platform to drive returns for shareholders.”

ZipRealty’s agent force grew to 1,576 at the end of the first quarter. The number of agents brought on board increased in each successive month of the first quarter, and retention rates among existing agents improved from a year ago. The next generation Zap customer service platform, new online product training programs, and highly coordinated recruiting activities under the leadership of a National Recruiting Director contributed to improved hiring and retention in the first quarter.

The Powered by Zip network continued to grow with the addition of Coldwell Banker Gundaker in St. Louis in April. Coldwell Banker Gundaker is the leading residential brokerage in the St. Louis area, based on transaction volume. The Powered by Zip network now includes 16 leading local brokerages in cities that represent 16% of the U.S. population, adding significantly to ZipRealty’s service reach while leveraging existing technology to generate a new stream of revenue for the Company.

As of March 31, 2013, a total of 2,055 agents within the owned-and-operated brokerage and the Powered by Zip network relied upon ZipRealty’s technology platform, generating $587 million in total real estate transaction volume during the first quarter.

Balance Sheet & Liquidity

As of March 31, 2013, the Company had approximately $11.0 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to December 31, 2012, the Company’s cash, cash equivalents and short-term investments were lower by approximately $2.0 million.

Financial Outlook

Based on current information, the Company expects 2013 second quarter net revenue to be in the range of $20.3 million to $21.3 million, compared to net revenue of $20.3 million in the second quarter of the previous year. Second quarter Adjusted EBITDA is expected to be positive, in the break-even to $0.5 million range. The Company expects Adjusted EBITDA for the full year to be positive.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance, including litigation settlement charges associated with the Company’s former model for its agents, which has since been transitioned from an employee to an independent contractor model. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to report first quarter financial results will be webcast live on Tuesday, May 7, 2013 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 800.299.9086, passcode: 30410395. A replay of the call will also be available through May 14, 2013 at 888.286.8010 and passcode: 85682874.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via its website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients.

The ZipRealty technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 16 markets.

Like us on Facebook, follow us on Twitter or for more information, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding the Company’s achievement of its full year objectives and positive year-to-year revenue comparisons beginning in the second quarter, the Company’s ability to accelerate revenue growth as the year progresses and achieve positive Adjusted EBITDA for the full year 2013, the Company’s intention to increase transaction volume and revenue through the expansion of its productive agent force and extension with partners in new local areas, the Company’s ability to drive returns for shareholders, and statements under “Financial Outlook” concerning expected net revenues and Adjusted EBITDA for the second quarter of 2013 and positive Adjusted EBITDA for full year 2013. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company’s ability to reverse market share declines, to build its new and unproven Powered by Zip network, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2012. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended March 31,
	2013	2012

Net revenues	$15,392	$16,073

Operating costs and expenses
Cost of revenues (exclusive of amortization) (1)	8,703	8,336
Product development (1)	1,847	1,802
Sales and marketing	5,026	5,831
General and administrative	1,835	2,106
Litigation Charge	78	-
Restructuring charges, net	57	1,062
Total operating costs and expenses	17,546	19,137

Loss from operations	(2,154)	(3,064)
Interest income	2	7
Loss before income taxes	(2,152)	(3,057)
Provision for income taxes	16	-

Net loss	$(2,168)	$(3,057)

Net loss per share:
Basic and diluted	$(0.10)	$(0.15)

Weighted average common shares outstanding:
Basic and diluted	20,735	20,573

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,540	1,701
Number of agents at end of period	1,576	1,624
Total value of real estate transactions closed during period (in millions)	$533.7	$545.8
Number of transactions closed during period (3)	2,083	2,412
Average net revenue per transaction during period (4)	$6,715	$6,077
Same market number of agents at beginning of period	1,540	1,616
Same market number of agents at end of period	1,576	1,586
Same market total value of real estate transactions closed during period (in millions)	$533.7	$521.7
Same market number of transactions closed during period (3)	2,083	2,313
Same market average net revenue per transaction during period (4)	$6,715	$6,081

(2) Supplemental operating data includes owned-and-operated markets only.

(3) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4)  Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance.  The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended March 31,
	2013	2012

GAAP net loss as reported	$(2,168)	$(3,057)
Add back
Interest income	(2)	(7)
Provision for income taxes	16	-
Depreciation and amortization	478	437
Stock-based compensation expense	269	224
Restructuring charges, net	57	1,062
Litigation settlement charges (non-core-operating)	78	-
Non-GAAP Adjusted EBITDA	$(1,272)	$(1,341)

ZipRealty, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$10,967	$12,921
Accounts receivable, net of allowance of $15 and $15, respectively	1,340	1,496
Prepaid expenses and other current assets	1,613	1,763

Total current assets	13,920	16,180

Restricted cash	500	500
Property and equipment, net	2,675	2,387
Other assets	341	362

Total assets	$17,436	$19,429

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$562	$823
Accrued expenses and other current liabilities	4,237	4,293
Accrued restructuring charges, current portion	148	221

Total current liabilities	4,947	5,337

Other long-term liabilities	574	592

Total liabilities	5,521	5,929

Stockholders' equity
Common stock: $0.001 par value; 24,403 and 24,303 shares issued and 20,793
and 20,692 outstanding, respectively	24	24
Additional paid-in capital	160,013	159,430
Accumulated deficit	(130,502)	(128,334)
Treasury stock, at cost: 3,610 and 3,610 shares, respectively	(17,620)	(17,620)
Total stockholders' equity	11,915	13,500

Total liabilities and stockholders' equity	$17,436	$19,429

ZipRealty, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities
Net loss	$(2,168)	$(3,057)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	478	437
Stock-based compensation expense	269	224
Non-cash restructuring charges	-	2
Provision for doubtful accounts	5	(7)
Amortization of short-term investment premium	-	21
Loss on disposal of property and equipment	-	6
Changes in operating assets and liabilities
Accounts receivable	151	(207)
Prepaid expenses and other current assets	147	226
Other assets	21	62
Accounts payable	(261)	(412)
Accrued expenses and other current liabilities	(56)	(709)
Accrued restructuring charges, current portion	(73)	276
Other long-term liabilities	(18)	(59)
Net cash used in operating activities	(1,505)	(3,197)

Cash flows from investing activities
Proceeds from sale or maturity of short-term investments	-	2,000
Purchases of property and equipment	(752)	(429)
Net cash provided (used in) by investing activities	(752)	1,571

Cash flows from financing activities
Proceeds from stock option exercises	303	62
Net cash provided (used in) by financing activities	303	62
Net decrease in cash and cash equivalents	(1,954)	(1,564)

Cash and cash equivalents at beginning of period	12,921	12,634

Cash and cash equivalents at end of period	$10,967	$11,070